UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FINANCIAL FEDERAL CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

      FINANCIAL FEDERAL
      CORPORATION



      Notice of Annual
      Meeting of Stockholders
      and Proxy Statement












                                                     Tuesday, December 13, 2005
                                                     at 10:00 a.m. Eastern Time
                                                     270 Park Avenue, 11th Floor
                                                     New York, New York 10017

                          FINANCIAL FEDERAL CORPORATION
                          733 Third Avenue, 24th Floor
                            New York, New York 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     Tuesday, December 13, 2005, 10:00 a.m.

      NOTICE IS HEREBY  GIVEN  that the  Annual  Meeting  of  Stockholders  (the
"Annual Meeting" or "Meeting") of Financial Federal Corporation, a Nevada corporation (the "Company"), will be held at 270 Park Avenue, 11th Floor, New York, New York 10017 on Tuesday, December 13, 2005, at 10:00 a.m. Eastern Time, to

        (1) Elect seven directors to serve until the next annual meeting of stockholders;

        (2)  Ratify  the   appointment   of  KPMG  LLP  as  the   Company's
             independent registered public accounting firm for the fiscal year ending July 31, 2006; and

        (3) Transact any other business that properly comes before the Annual Meeting.

      The Board of Directors of the Company has fixed the close of business on October 26, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any valid purpose related to the Annual Meeting at the office of Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, New York 10017 for the ten days before the Annual Meeting. The list will also be available during the Annual Meeting for inspection by any stockholder present at the Meeting. We are enclosing a copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2005.

      All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed reply envelope.


                                        FINANCIAL FEDERAL CORPORATION


                                        Troy H. Geisser
                                        Secretary


November 9, 2005
New York, New York


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE THAT DOES NOT NEED POSTAGE IF MAILED IN THE UNITED STATES.

                          FINANCIAL FEDERAL CORPORATION
                          733 Third Avenue, 24th Floor
                            New York, New York 10017

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On December 13, 2005

      This Proxy Statement and the accompanying form of proxy are solicited by the Board of Directors (the "Board of Directors" or the "Board") of Financial Federal Corporation, a Nevada corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York 10017 on December 13, 2005 and at any postponements or adjournments.

      Shares represented by properly executed proxies, received timely and not revoked, will be voted at the Meeting in the manner described in the proxies. Stockholders may revoke their proxy before its exercise by written notice to the Company's Secretary stating that their proxy is revoked, by submitting another proxy with a later date or by attending the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of shares on October 26, 2005.

      At the Meeting, the Company's stockholders will be asked (i) to elect the Board of Directors to serve until the next annual meeting of stockholders (ii) to ratify the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006 and
(iii) to take any other actions that properly come before the Meeting. Each proposal is described in more detail in this Proxy Statement.

      The approximate date this Proxy Statement and accompanying form of proxy will first be sent or given to stockholders is November 9, 2005. Holders of the Company's common stock, par value $.50 per share (the "Common Stock"), on the record date, the close of business on October 26, 2005, are entitled to vote at the Meeting. On October 26, 2005, 17,550,179 shares of the Company's Common Stock were outstanding and no shares of the Company's preferred stock, par value $1.00, were outstanding.

      Each share of Common Stock entitles the holder on the record date to one vote on matters to be considered at the Meeting. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included to determine the presence or absence of a sufficient number of shares to constitute a quorum for to transact business. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner.

      Unless contrary instructions are indicated on the proxy, shares represented by each properly executed and returned proxy card (and not revoked before they are voted) will be voted "FOR" the election of the nominees for directors named below, "FOR" the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006 and by the proxies in their discretion on any other matters to come properly before the Meeting, or any postponement or adjournment. If a stockholder specifies a different choice on the proxy, the stockholder's shares of Common Stock will be voted according to the specification made.

      The entire expense of this proxy solicitation will be borne by the Company. Solicitation will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company without any additional remuneration and at minimal cost. Management may also request banks, brokerage houses, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies and may reimburse them for related expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in soliciting proxies, at an estimated cost of $1,000 plus other reasonable expenses.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, to the Company's knowledge, the number of shares of Common Stock beneficially owned on October 26, 2005, unless otherwise indicated, by (i) each holder who may be deemed to be the beneficial owner of more than 5% of the Common Stock outstanding (ii) each director and each nominee for election as a director (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group. There were 17,550,179 shares of Common Stock outstanding on October 26, 2005.

                                                                      Number of Shares      Percent of
Name and Address of Beneficial Owner(1)                             Beneficially Owned(2)   Ownership
----------------------------------------------------------------    ---------------------   ---------
Transamerica Investment Management LLC(3)                                2,503,243             14.3
   1150 South Olive St., Suite 2700
   Los Angeles, CA 90015
Waddell & Reed Financial Services(4)                                     1,656,937              9.4
   6300 Lamar Avenue
   Shawnee Mission, KS 66201
Kayne Anderson Rudnick Investment Management, LLC(4)                     1,368,978              7.8
   1800 Avenue of the Stars
   Los Angeles, CA 90067
M. A. Weatherbie & Co., Inc.(4)                                          1,368,187              7.8
   265 Franklin Street
   Boston, MA 02110
Franklin Resources, Inc. (4)                                             1,272,732              7.3
   One Franklin Parkway
   San Mateo, CA 94403
Lateef Management Associates(4)                                          1,100,160              6.3
   300 Drakes Landing Road, Suite 100
   Greenbrae, CA 94904
Lawrence B. Fisher(5)                                                        2,000                *
William M. Gallagher(6)                                                     91,226                *
Troy H. Geisser (7)                                                        108,253                *
John V. Golio(8)                                                           130,858                *
Steven F. Groth(9)                                                          95,090                *
William C. MacMillen, Jr. (5)                                                5,000                *
Michael C. Palitz(10)                                                      270,603              1.6
Thomas F. Robards(1)(1)                                                      6,000                *
Paul R. Sinsheimer(1)(2)                                                   383,799              2.2
Leopold Swergold                                                                 0                *
H. E. Timanus, Jr.(5)                                                       16,500                *
Michael J. Zimmerman(1)(3)                                                   6,000                *
All directors and executive officers as a group (15 persons)(14)         1,294,580              7.3

*     Less than 1% of Common Stock outstanding.

 (1) Unless otherwise indicated, the address of each person listed is c/o Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, New York 10017.

 (2) Unless otherwise noted, each person has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all shares. Beneficial ownership was determined according to the rules of the Securities and Exchange Commission and includes options that are exercisable or will become exercisable within 60 days of October 26, 2005 and shares of restricted stock subject to forfeiture.

 (3) This information is based on a Schedule 13G/A filed September 9, 2005 with the Securities and Exchange Commission.

 (4) This information is based on the most recent Forms 13F filed with the Securities and Exchange Commission.

 (5)  Holdings are Common Stock only.

 (6) Mr. Gallagher's holdings include (i) 54,351 shares of Common Stock (ii) options to purchase 15,000 shares of Common Stock and (iii) 21,875 shares of restricted stock subject to forfeiture.

 (7) Mr. Geisser's holdings include (i) 24,920 shares of Common Stock (ii) options to purchase 15,833 shares of Common Stock and (iii) 67,500 shares of restricted stock subject to forfeiture.

 (8) Mr. Golio's holdings include (i) 23,150 shares of Common Stock (ii) options to purchase 40,833 shares of Common Stock and (iii) 66,875 shares of restricted stock subject to forfeiture.

 (9) Mr. Groth's holdings include (i) 20,435 shares of Common Stock (ii) options to purchase 10,280 shares of Common Stock and (iii) 64,375 shares of restricted stock subject to forfeiture.

(10) Mr. Palitz's holdings include (i) 195,847 shares of Common Stock (ii) options to purchase 5,000 shares of Common Stock (iii) 69,531 shares of Common Stock held by a corporation owned and controlled by Mr. Palitz and
      (iv) 225 shares of Common Stock held by Mr. Palitz's wife.

(11) Mr. Robards' holdings include (i) 1,000 shares of Common Stock and (ii) options to purchase 5,000 shares of Common Stock.

(12) Mr. Sinsheimer's holdings include (i) 305,227 shares of Common Stock held by a limited partnership of which the general partner is controlled by Mr. Sinsheimer and (ii) 78,572 shares of restricted stock subject to forfeiture. Mr. Sinsheimer also holds 118,056 stock units (55,556 units are vested) that were not included in his holdings because they are not considered beneficially owned securities.

(13) Mr. Zimmerman's holdings include (i) 1,000 shares of Common Stock and (ii) options to purchase 5,000 shares of Common Stock.

(14) Includes (i) 719,186 shares of Common Stock, options to purchase 96,946 shares of Common Stock, 299,197 shares of restricted stock subject to forfeiture as described in notes 5 through 13 above and (ii) 30,188 shares of Common Stock, options to purchase 68,438 shares of Common Stock and 80,625 shares of restricted stock subject to forfeiture held by executive officers not named in the table.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and certain beneficial owners of the Company's equity securities to file reports of holdings of and transactions in the Company's equity securities with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, Inc., and to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports and written representations from the Section 16 reporting persons, the Company believes for the fiscal year ended July 31, 2005, that its executive officers, directors and greater than ten percent stockholders filed all reports due under Section 16(a) of the Securities Exchange Act of 1934 timely except Mr. Fisher inadvertently reported two separate sales of Common Stock one and two days late.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

      The  Corporate  Governance  and  Nominating  Committee  and the  Board  of
Directors nominated the persons listed below to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier resignation or removal. Mr. Swergold, who is standing for election to the Board for the first time, was initially recommended to the Corporate Governance and Nominating Committee as a possible nominee by Mr. Fisher who is an independent director of the Board and a security holder. The Company's bylaws set the Board's membership at a minimum of five directors. On August 16, 2005, the Board of Directors increased the size of the Board from seven to eight members. As discussed on page 8, William C.
MacMillen, Jr. is retiring from the Board. Therefore, following the Annual Meeting, there will be one vacancy on the Board.

      It is intended that shares represented by proxies solicited by the Board will, unless authority to vote for some or all nominees is withheld, be voted in favor of electing as directors the nominees listed below. The Company has no reason to believe any of the nominees will be disqualified or unable or unwilling to serve if elected. However, if any nominee becomes unavailable for any reason, the shares will be voted for another person nominated by the Board, unless the Board by resolution provides for a lesser number of directors. All directors who were serving as a director at the time of the 2004 Annual Meeting of Stockholders attended the 2004 meeting. Directors are encouraged to attend each Annual Meeting of Stockholders. All nominees listed below are directors of the Company.

      Electing the seven director nominees requires an affirmative vote by a plurality of votes cast at the meeting of stockholders by the stockholders entitled to vote in the election. Shares not voted (by abstention, broker non-vote, or otherwise) will not impact the vote.

      The Board of Directors recommends stockholders vote "FOR" each of the nominees listed below.


                       Nominees for Election as Directors

      The name, age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

      Lawrence B. Fisher, 67, has served as a director of the Company since 1992. Mr. Fisher has been a partner of Orrick, Herrington & Sutcliffe LLP, a law firm, since December 1995. He was formerly a partner of Kelley Drye & Warren LLP, a law firm, from 1985 to December 1995. He is a member of the Board of Directors of National Bank of New York City, a privately owned commercial bank and he is a member of the Board of Directors of Coastal Bancshares Acquisition Corp., a publicly held company organized to acquire a bank.

      Michael C. Palitz, 47, has served as a director of the Company since July 1996. He is a Managing Director of Preston Partners LLC, a Manhattan based merchant banking firm. He served as an Executive Vice President of the Company from July 1995 until he resigned as an officer and employee of the Company on March 14, 2003. Mr. Palitz served as a Senior Vice President of the Company from February 1992 to July 1995 and served as a Vice President of the Company from its inception in 1989 to February 1992. He has also served as Treasurer and Assistant Secretary of the Company since its inception in 1989 and as Chief Financial Officer from 1989 through September 2000. He is a member of the Board of Directors and Chair of the Audit Committee of City and Suburban Financial Corporation.

      Thomas F. Robards, 59, has served as a director of the Company since 2000 and is a principal of Robards & Co LLC. From January 2003 to June 2004, Mr. Robards was the Chief Financial Officer and a Senior Vice President of the American Museum of Natural History, New York, New York. From April 2000 to September 2002, Mr. Robards was the Chief Financial Officer of Datek Online Holdings Corp., until it was acquired by Ameritrade Holding Corp. From 1976 to December 1999, he worked for Republic New York Corporation until it was acquired by HSBC Banking Corp. He served as its Chief Financial Officer from March 1995 to March 1999 and as a director from 1998 to March 1999. He is a member of the Board of Directors and Chair of the Audit Committee of Overseas Shipholding Group, Inc. and he is a member of the Board of Directors and Chair of the Audit Committee of HSBC Investor Funds, a mutual fund complex.

      Paul R. Sinsheimer, 58, has served as Chairman of the Board and Chief Executive Officer of the Company since December 2000, as President of the Company since September 1998, as an Executive Vice President of the Company from its inception in 1989 to September 1998 and as a director of the Company since its inception. From 1970 to 1989, Mr. Sinsheimer worked for Commercial Alliance Corporation in several positions including Executive Vice President.

      Leopold Swergold, 65, has served as a director of the Company since August 16, 2005. Mr. Swergold is the sole member of Anvers Management LLC, a general partner of two private equity funds. Mr. Swergold was a Managing Director at ING Groep N.V. from 1997 until he retired in December 2004. He was Head of Healthcare Investment Banking and a member of the Board of Directors of Furman Selz from 1989 until it was acquired by ING Groep N.V. in 1997. After working on Wall Street for twenty years, Mr. Swergold formed his own investing banking firm in 1983 that later merged into Furman Selz in 1989. Mr. Swergold served as a Governor and Chair of the Audit Committee of the National Association of Securities Dealers ("NASD") from 1989 to 1992. He is a member of the Board of Directors of Select Medical Corporation.

      H. E. Timanus, Jr., 60, has served as a director of the Company since 1999. Mr. Timanus is the Chairman of the Board and Chief Operating Officer of Prosperity Bank, Houston, Texas; Executive Vice President and Chief Operating Officer of Prosperity Bancshares, Inc., Houston, Texas; and Executive Vice President and Chief Operating Officer of Prosperity Holdings, Inc., Wilmington, Delaware. He was Chairman of the Board and Chief Executive Officer of Heritage Bank, Houston, Texas, which merged into Prosperity Bank; President and Chief Executive Officer of Commercial Bancshares, Inc., Houston, Texas, which merged into Prosperity Bancshares, Inc.; and President and Chief Executive Officer of Heritage Bancshares, Inc., Wilmington, Delaware, which merged into Prosperity Holdings, Inc. Mr. Timanus began his career with Commercial Bancshares, Inc. in 1982.

      Michael J. Zimmerman, 55, has served as a director of the Company since June 7, 2004. Mr. Zimmerman is Executive Vice President and Chief Financial Officer of ContiGroup Companies, Inc. and President of its ContiInvestments subsidiary. Before joining ContiGroup in 1996, Mr. Zimmerman was a Managing Director at Salomon Brothers, where he served in various senior positions in the investment banking and firm investment areas. He is a member of the Board of Directors of Overseas Shipholding Group, Inc, where he serves as non-executive Chairman, and is Chairman of Premium Standard Farms, a majority-owned affiliate of ContiGroup.


                    Independent and Non-Management Directors

      The Board of Directors affirmatively determined that each member of the Board other than Mr. Sinsheimer (who is the Chief Executive Officer) and Mr. Palitz (who is a non-management director) meets the independence criteria established by the New York Stock Exchange for independent board members. The Board also affirmatively determined that no material relationships exist between the Company and any of the independent directors that would interfere with their judgment in carrying out their responsibilities as a director. In evaluating Mr. Fisher's independence, the Board examined the Company's business relationship with Orrick, Herrington & Sutcliffe LLP ("Orrick"). The Company has retained Orrick for various legal matters. Mr. Fisher is a partner of Orrick. The Board considered that the Company's payments to Orrick were substantially less than one percent of the firm's annual revenues and were well within the applicable numerical thresholds set forth in the New York Stock Exchange Corporate Governance rules for classifying directors as independent. The Board determined that the relationship between the Company and Orrick does not interfere with Mr. Fisher's exercise of independent judgment. In addition, the Board of Directors determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.

      The non-management directors meet regularly each year without any management directors or employees present. If the meeting is in conjunction with a committee meeting, the respective chair of the committee that is meeting acts as the presiding director. If the meeting is not in conjunction with a committee meeting, the non-management directors rotate acting as the presiding director. In addition, the independent directors meet without any of the other directors present at least once each year. Interested parties may communicate with non-management directors in the manner described in the section "Communications with the Board of Directors" on page 7.

                   Board of Directors Meetings and Committees

      The Board established an Executive Committee, currently consisting of four directors. The Executive Committee can exercise all the powers of the Board between meetings of the Board. The current members of the Executive Committee are Messrs. Fisher, Palitz, Robards and Sinsheimer.

      The Board established an Audit Committee, currently consisting of three independent directors. The Audit Committee is responsible for monitoring (i) the integrity of the financial statements of the Company (ii) the independent registered public accounting firm's qualifications and independence (iii) the performance of the Company's internal audit function and independent registered public accounting firm and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee is also responsible for engaging the Company's independent registered public accounting firm. The Audit Committee also establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee acts under a written charter approved by the Board. The charter is available in the Investor Relations section of the Company's website under Corporate Governance at http://www.financialfederal.com. The current members of the Audit Committee are Messrs. Robards, Timanus and Zimmerman. Mr. Robards is the Chair of the Audit Committee. Upon consideration of the attributes of an audit committee financial expert set forth in Item 401(h) of Regulation S-K promulgated by the SEC, the Board determined Mr. Robards possesses these attributes through his experience as Chief Financial Officer of the American Museum of Natural History, Datek Online Holdings Corp. and Republic New York Corporation, and he is designated as the Audit Committee financial expert. In addition, the Board also determined Mr. Zimmerman possesses the attributes of an audit committee financial expert through his experience as the Chief Financial Officer of ContiGroup Companies, Inc.

      The Board established an Executive Compensation and Stock Option Committee, currently consisting of four independent directors. The Executive Compensation and Stock Option Committee reviews and approves the goals, objectives and performance relevant to the Chief Executive Officer's compensation and determines such compensation including any equity compensation awards. The Executive Compensation and Stock Option Committee similarly reviews and approves the goals, objectives and performance relevant to the compensation for executive officers who report to the Chief Executive Officer and determines their compensation including any equity compensation awards. The Executive Compensation and Stock Option Committee also administers the Company's 2001 Management Incentive Plan (the "MIP") and the Amended and Restated 1998 Stock Option/Restricted Stock Plan (the "1998 Plan"). The Executive Compensation and Stock Option Committee is responsible for approving appointments and promotions between meetings of the full Board and these committee actions must be ratified by a majority vote of the Board within six months to remain effective. The Executive Compensation and Stock Option Committee acts under a written charter approved by the Board. The charter is available in the Investor Relations section of the Company's website under Corporate Governance. The current members of the Executive Compensation and Stock Option Committee are Messrs. Robards, Swergold, Timanus and Zimmerman. Mr. Robards is the Chair of the Committee.

      The Board established a Corporate Governance and Nominating Committee, currently consisting of five independent directors. The Corporate Governance and Nominating Committee is responsible for nominating qualified candidates for appointments to the Board, recommending to the Board the code of business conduct and ethics and corporate governance guidelines for the Company and for overseeing the evaluation of the Board and management. The Board-approved code of business conduct and ethics and corporate governance guidelines are available in the Investor Relations section of the Company's website under Corporate Governance. The Corporate Governance and Nominating Committee acts under a written charter approved by the Board. The charter is available in the Investor Relations section of the Company's website under Corporate Governance. The current members of the Corporate Governance and Nominating Committee are Messrs. Fisher, Robards, Swergold, Timanus and Zimmerman. Mr. Timanus is the Chair of the Committee.

      The Corporate Governance and Nominating Committee annually recommends director nominations and annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee focuses on a candidate's financial expertise and finance company experience and considers knowledge, skills, experience in business, administration and relevant technical disciplines, social experience and other appropriate factors given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Nominees for the Board should have the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of stockholders. They should be inquisitive and objective and exhibit practical judgment on issues. The Corporate Governance and Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. In fiscal 2005, the Corporate Governance and Nominating Committee engaged a third-party service provider to assist in the due diligence process for the candidate-nominees for director.

      In recommending candidates for election to the Board, the Corporate Governance and Nominating Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluation of candidates generally involves reviewing background materials, internal discussions and interviewing selected candidates as appropriate. Upon selecting a qualified candidate, the Corporate Governance and Nominating Committee recommends the candidate for the Board's consideration.

      Stockholders may recommend a nominee by writing to the Company's Secretary specifying the nominee's name and qualifications for Board membership. All recommendations are submitted to the Corporate Governance and Nominating Committee. Each submission must include (i) a brief description of the candidate
(ii) the candidate's name, age, business address and residence address (iii) the candidate's principal occupation and the number of shares of Common Stock beneficially owned and (iv) any other information required by the rules of the SEC to list the candidate as a nominee for director in a proxy statement. Recommended candidates may be required to provide additional information.

      During the Company's fiscal year ended July 31, 2005, the Board of Directors met eight times, the Executive Committee did not meet, the Audit Committee met five times, the Executive Compensation and Stock Option Committee met six times and the Corporate Governance and Nominating Committee met four times. Each current director attended, either in person or telephonically, at least 90% of the total number of meetings of the Board and its committees of which they were members during fiscal 2005. The Board has no other standing committees.


                   Communications with the Board of Directors

      Stockholders may communicate with the Company's Board of Directors through the Company's Secretary by writing to the following address: Board of Directors, c/o Secretary, Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, New York 10017. The Company's Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or inappropriate material. The Company's Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

      Interested parties may report any concerns to the non-management directors confidentially or anonymously by writing direct to the Chair of the Corporate Governance and Nominating Committee c/o Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, New York 10017. These communications will be reviewed and any concerns relating to accounting, internal control or auditing will be forwarded to the Chair of the Audit Committee.


           Compensation Committee Interlocks and Insider Participation

      Messrs. William C. MacMillen, Jr., Robards, Timanus and Zimmerman served as members of the Executive Compensation and Stock Option Committee during fiscal 2005. They have no relationship with the Company other than as directors and securityholders. No member of the Executive Compensation and Stock Option Committee is or was an officer or an employee of the Company. During fiscal 2005, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other entity that had an executive officer that served on the Board of Directors or Executive Compensation and Stock Option Committee of the Company.

                            Compensation of Directors

      Directors who are not officers or employees of the Company or any of its subsidiaries receive stipends, as follows:

      1. Annual stipend of $35,000 payable on their election by the stockholders after the annual meeting of stockholders each year. If a director joins the Board during the year, the stipend will be pro rated.

      2. Additional annual stipend of $5,000 to the Audit Committee Chair, $3,000 to the Executive Compensation and Stock Option Committee Chair and $2,000 to the Corporate Governance and Nominating Committee Chair.

      3. Additional stipend of $1,000 for each Board meeting attended.

      4. Additional stipend of $1,000 for each committee meeting attended.

      The Company does not have a formal policy of granting stock options to directors but the Board may make discretionary grants under the 1998 Plan. Current directors were each granted a nonqualified stock option shortly after joining the Board as an outside director to purchase 5,000 shares of Common Stock at the fair market value on the date of grant. No stock options were granted to outside directors during fiscal 2005.

      Directors   who  are  officers  of  the  Company   receive  no  additional
compensation upon election to the Board or for attending Board or committee meetings.


                                Director Emeritus

      William C. MacMillen, Jr., who has served as a director of the Company since 1989, notified the Board of Directors he intends to retire at the end of his current term. Recognizing Mr. MacMillen's long-standing contributions to the Company and exemplary service, the Board of Directors determined the Company would benefit from a continued association with Mr. MacMillen and appointed him a director emeritus effective as of the close of the 2005 Annual Meeting. As a director emeritus, Mr. MacMillen (i) will serve at the pleasure of the Board of Directors (ii) may attend meetings of the Board of Directors but may not vote
(iii) may be invited to attend meetings of the committees of the Board of Directors but may not vote (iv) will not have responsibility for the actions of the Board or its committees (v) will receive annual compensation of $35,000 plus reimbursement of related travel expenses and (vi) will be indemnified in his role as a director emeritus.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following table sets forth information concerning the annual and long-term compensation paid to those persons who were, at July 31, 2005, the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company.

                                                   Annual              Long-term Compensation
                                               Compensation ($)                Awards
                                              ------------------    ---------------------------
                                                                     Restricted      Securities
                                   Fiscal                              Stock         Underlying        All Other
Name and Principal Position(s)      Year      Salary      Bonus     Award (1) ($)    Options (#)    Compensation ($)
------------------------------      ----      -------    -------    -------------    -----------    ----------------
Paul R. Sinsheimer                  2005      750,000          0          708,042             0               0
  CEO, President and                2004      750,000    530,000          369,700             0               0
  Chairman                          2003      750,634    508,375                0             0               0

John V. Golio                       2005      307,500          0                0        10,000               0
  Executive Vice President          2004      300,000          0          156,500             0               0
                                    2003      303,416          0                0             0               0

William M. Gallagher                2005      297,500          0          187,600             0               0
  Senior Vice President             2004      290,000          0          156,500             0               0
                                    2003      290,633          0                0             0               0

Steven F. Groth                     2005      290,000          0          375,200             0               0
  Senior Vice President and         2004      280,000          0          156,500             0               0
  Chief Financial Officer           2003      293,548          0                0             0               0

Troy H. Geisser                     2005      287,500          0                0        10,000               0
  Senior Vice President             2004      280,000          0          626,000             0               0
  and Secretary                     2003      291,135          0                0             0               0

(1) These amounts were calculated by multiplying the number of shares of restricted stock granted by the fair market value of the Common Stock on the date of the award. Shares of restricted stock were granted to Mr. Sinsheimer under the MIP as follows: 17,790 in September 2005 and 10,000 in October 2004. These grants represented Mr. Sinsheimer's fiscal 2005 and 2004 bonuses, respectively. These shares vest yearly in equal amounts over four and five years of service, respectively. In March 2005, Mr. Gallagher was granted 5,000 shares of restricted stock and Mr. Groth 10,000 shares of restricted stock under the 1998 Plan. Mr. Gallagher's shares vest yearly in equal amounts over five years of service and Mr. Groth's shares vest yearly in equal amounts over eight years of service. In April 2004, shares of restricted stock were granted under the 1998 Plan as follows:
      Mr. Golio - 5,000; Mr. Gallagher - 5,000; Mr. Groth - 5,000 and Mr. Geisser - 20,000. These shares vest yearly in equal amounts over eight years of service.

      All shares of restricted stock and stock units granted are subject to earlier vesting upon a sale of the Company or a qualifying termination of employment. Dividends on Common Stock are payable on shares of restricted stock. The aggregate holdings and values (based on the $38.50 fiscal year-end closing price of the Common Stock) of shares of restricted stock and unvested stock units at July 31, 2005 follow: Mr. Sinsheimer - 125,282 shares and units ($4,823,357), Mr. Golio - 66,875 shares ($2,574,688); Mr.
      Gallagher - 21,875 shares ($842,188); Mr. Groth - 64,375 shares ($2,478,438) and Mr. Geisser - 67,500 shares ($2,598,750).

      In November 2005, 27,500 shares of restricted stock were granted to Mr. Sinsheimer under the MIP as part of his bonus for fiscal 2006 (see page 11 for further discussion).

                      Option Grants In Last Fiscal Year (1)

                                                Individual Grants
                        ---------------------------------------------------------------------
                        Number of
                          Shares      % of Total                                   Grant
                        Underlying      Options      Exercise                       Date
                          Options     Granted to      Price        Expiration      Present
Name (2)                Granted (#)    Employees   Per Share ($)      Date      Value (3) ($)
---------------------   -----------   ----------   -------------   ----------   -------------
Paul R. Sinsheimer              0            --            --              --           --
John V. Golio              10,000          9.43         37.52      03/16/2009       78,900
William M. Gallagher            0            --            --              --           --
Steven F. Groth                 0            --            --              --           --
Troy H. Geisser            10,000          9.43         37.52      03/16/2009       78,900

(1) No stock appreciation rights were granted to any named executive officer in fiscal 2005.

(2) Includes those who were the Chief Executive Officer and the four other most highly compensated executive officers in fiscal 2005.

(3) According to SEC rules, the Black-Scholes option pricing model was used to estimate grant date present value. The Company does not endorse the accuracy of this option pricing model. Stock option pricing models require predictions of future stock price changes. The following assumptions were made to calculate grant date present value: expected life - 2.8 years, expected volatility - 27%, risk-free interest rate - 3.9% and dividend yield - 1.3%.


                 Aggregated Option Exercises In Last Fiscal Year
                        And Fiscal Year-End Option Value

                                                                   Number of
                                                             Securities Underlying            Value of Unexercised
                           Shares                           Unexercised Options Held          In-the-Money Options
                         Acquired on        Value              At July 31, 2005 (#)         At July 31, 2005 (2) ($)
Name                     Exercise (#)  Realized (1) ($)   Exercisable     Unexercisable    Exercisable   Unexercisable
---------------------    ------------  ----------------   -----------     -------------    -----------   -------------
Paul R. Sinsheimer               0                0               0                 0              0               0
John V. Golio               12,500          254,688          40,833            19,167        562,016         192,784
William M. Gallagher        11,000          206,305          15,000             5,000        223,500          74,500
Steven F. Groth             11,660          196,616          10,280             2,500        177,787          37,250
Troy H. Geisser             28,250          402,069          15,833            19,167        189,516         192,784

(1) The value realized is the difference between the closing price of the Company's Common Stock on the day of exercise and the exercise price of the options, multiplied by the number of shares acquired on exercise, and does not necessarily indicate that the named executive officer sold the acquired shares.

(2) Value is the difference between the $38.50 closing price of the Company's Common Stock at its fiscal year-end and the exercise price of the options, multiplied by the number of shares that can be acquired on exercise. All options held by the named executive officers were in-the-money at July 31, 2005.

         REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

      The Executive Compensation and Stock Option Committee (the "Committee") is pleased to present its report on executive compensation. The current members of the Committee are Thomas F. Robards, Leopold Swergold, H. E. Timanus, Jr., and Michael J. Zimmerman. Each member of the Committee is an independent director of the Company. This report to stockholders presents an overview of the role of the Committee and of the Company's present compensation philosophy. The Committee reviews and approves the goals, objectives and performance relevant to the Chief Executive Officer's compensation and determines such compensation including any equity compensation awards. The Committee similarly reviews and approves the goals, objectives and performance relevant to the compensation for the executive officers who report to the Chief Executive Officer and determines their compensation including any equity compensation awards.

      The Committee's philosophy is to link a significant portion of executive compensation directly to the Company's success in meeting profit, growth and other corporate performance goals, operating efficiencies, success in handling non-performing assets, the Company's overall performance regarding its return on earning assets and average equity, and the quality and integrity of the Company's receivables. The Company compensates officers through salary and through grants of shares of restricted stock, stock units and stock options. The Committee believes granting restricted stock, stock units and stock options to officers and other employees further aligns their objectives with those of the Company and its stockholders. The Committee, in its discretion, determines the proportion of the equity awards to grant to officers and other employees to maximize long-term incentives.

      The Committee reviews the Company's compensation programs and consults with independent experts to ensure the compensation and benefits offered to executive officers are competitive and reflect the Company's performance. To attract and retain high caliber employees and executives, the Company offers competitive salaries and long-term incentives compared to other financial services companies of similar size.

      The Committee's compensation evaluation procedures also include reviewing public filings of other financial services companies and performing an informal survey as well as a comparison and review of its competitors and other companies. The Committee, in establishing compensation for the CEO, generally uses the same criteria it uses for other officers and employees and also provides the CEO with an annual bonus opportunity. Competitive CEO pay practices were assessed using proxy statements of a comparison group of publicly traded financial institutions and a report by an independent compensation consultant as well as its proprietary database of compensation survey sources.


                   Compensation of the Chief Executive Officer

      The CEO's annual rate of salary for fiscal 2005 was $750,000. In October 2004, the Committee established a fiscal 2005 bonus opportunity for the CEO under the MIP. The potential bonus amount, if any, was based on fiscal 2005 diluted earnings per share ("EPS"). The calculated amount could then be reduced in the Committee's discretion. Any bonus earned would be delivered in shares of restricted stock (valued using the Company's fiscal 2004 year-end closing share price of $32.16) vesting yearly in equal amounts over four years of service subject to earlier vesting upon a sale of the Company or a qualifying termination of employment. A maximum of 31,095 shares of restricted stock could have been delivered to the CEO. Based on the Company's diluted EPS for fiscal 2005, the Committee awarded the CEO a $572,172 bonus delivered by a grant of 17,790 shares of restricted stock in September 2005.

      In October 2005, the Committee established a performance-based annual cash bonus and a long-term equity incentive award under the MIP for the CEO for fiscal 2006, and the Committee and the CEO agreed to reduce prospectively the CEO's annual salary by $100,000 to $650,000 so that a greater portion of his compensation would be linked directly to the successful achievement of Company performance objectives. The CEO is eligible to earn an annual performance-based cash bonus ranging from $0 to a maximum of $800,000 for fiscal 2006 and the Committee granted an equity award of 27,500 shares of restricted stock to the CEO. The number of shares of restricted stock the CEO will be permitted to retain (subject to time-based vesting) will range from zero to 27,500. The potential cash bonus amount and the potential shares of restricted stock the CEO can retain will be determined by a performance matrix established by the Committee in October 2005 based on the Company's diluted earnings per share for fiscal 2006. The cash bonus and shares determined by the performance matrix may then be reduced by the Committee's discretion. Shares of restricted stock retained by the CEO will vest yearly in equal amounts over four years of service. Payment of up to $400,000 of the cash bonus and vesting of the shares of restricted stock are subject to acceleration upon a sale of the Company or a qualifying termination of employment.

                      Policy on Compensation Deductibility

      Section 162(m) of the Internal Revenue Code limits a corporation's tax deduction of compensation paid to each of its CEO and the four executive officers named in the Summary Compensation Table to $1.0 million in a fiscal year. However, compensation meeting the Internal Revenue Code's definition of "performance-based" is excluded from this limit. The Committee endeavors to achieve maximum deductibility of compensation paid, but may authorize compensation not fully deductible under Section 162(m) to offer competitive compensation. The Committee believes awards to the CEO under the stockholder approved MIP and awards of options to the named executives under the stockholder approved 1998 Plan qualify as performance-based compensation and are excludable from the $1.0 million limit.

      This report is submitted by the members of the Executive Compensation and Stock Option Committee of the Board of Directors:

                                Thomas F. Robards
                                Leopold Swergold
                               H. E. Timanus, Jr.
                              Michael J. Zimmerman

                             STOCK PERFORMANCE GRAPH

      The following graph compares the percentage change in cumulative total stockholder return on Financial Federal Corporation's Common Stock during the five-year period ending July 31, 2005 with the cumulative total return on the Russell 2000 Index and on the S&P Financial Index. The comparison assumes $100 was invested on July 31, 2000 in each index. Note that historical stock price is not indicative of future stock price performance. All amounts were calculated as if all dividends were reinvested.


                                  [LINE GRAPH]

                                    7/00    7/01    7/02    7/03    7/04    7/05
                                   -----   -----   -----   -----   -----   -----
Financial Federal Corporation      100.0   134.1   146.9   153.4   162.8   196.5
Russell 2000                       100.0    98.3    80.6    99.3   116.2   145.0
S&P Financials                     100.0   109.9    92.0   104.8   117.1   128.4

            Copyright (C) 2005, Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            All rights reserved. www.researchdatagroup.com/S&P.htm


      The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

      The Company's Chairman, Chief Executive Officer and President, Paul R. Sinsheimer and Michael C. Palitz, a director of the Company (including their affiliates) held $1,176,613.36 and $5,136,780.03, respectively, of the Company's commercial paper at July 31, 2005. The Company issued this debt at prevailing interest rates and on customary terms. Mr. Fisher, a director of the Company, is a partner of Orrick, a law firm the Company has retained for various legal matters.


                             AUDIT COMMITTEE REPORT

      The current members of the Audit Committee are Thomas F. Robards, H. E. Timanus, Jr. and Michael J. Zimmerman. Each meets the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. The Audit Committee acts under a written charter approved by the Board of Directors.

      Management is responsible for the Company's internal control over financial reporting and the financial reporting process. The Company's independent registered public accounting firm, KPMG, is responsible for the integrated audit of the Company's consolidated financial statements and internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee relies on the independent registered public accounting firm's opinions on the consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee pre-approves all fees charged and work performed by KPMG.

      The Audit Committee reviewed and discussed the Company's audited consolidated financial statements for fiscal 2005 with the Company's management. The Audit Committee also discussed the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees" with KPMG.

      KPMG provided the Audit Committee with the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with KPMG its independence from the Company and management. KPMG did not perform any non-audit services for the Company during fiscal 2005.

      Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended July 31, 2005, for filing with the SEC.

      This report is submitted by the members of the Audit Committee of the Board of Directors:

                                Thomas F. Robards
                               H. E. Timanus, Jr.
                              Michael J. Zimmerman

          RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                             (Item 2 on Proxy Card)

                                     General

      The Audit Committee appointed KPMG as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006. KPMG has audited the Company's financial statements since fiscal 2002. A representative of KPMG is expected to attend the Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

      Stockholder ratification of the appointment of the Company's independent registered public accounting firm is not required by the Company's bylaws or other applicable legal requirements. However, the Board is submitting the appointment of KPMG to stockholders for ratification as good corporate practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider retaining KPMG. If stockholders ratify the appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines a change would be in the best interests of the Company and its stockholders.

      Ratification of the appointment of the Company's independent registered public accounting firm requires a majority of the votes cast. Abstentions will be treated as a vote against the proposal. Broker non-votes will not be counted.

                     Principal Accounting Fees and Services

      For the fiscal years ended July 31, 2005 and 2004, the fees related to services performed by KPMG follow:

            Fee Category              Fiscal 2005    Fiscal 2004
            -------------------       -----------    -----------
            Audit Fees                   $685,000       $425,000
            Audit-Related Fees                  0         78,500
            Tax Fees                            0              0
            All Other Fees                      0         58,000
                                         --------       --------
                 Total Fees              $685,000       $561,500
                                         ========       ========

      Audit Fees: Audit fees include fees paid for the annual audit of the Company's consolidated financial statements, the audit of management's assessment of internal control over financing reporting in fiscal 2005 (required by Section 404 of the Sarbanes-Oxley Act of 2002), the audit of subsidiary consolidated financial statements and reviews of the Company's quarterly consolidated financial statements. Audit fees also include fees for services closely related to the audit that primarily could only be provided by the Company's independent registered public accounting firm. These services include consents related to SEC registration statements.

      Audit-Related Fees: For fiscal 2004, audit related services were provided for a comfort letter related to filing a Form S-3 registration statement for convertible debentures and advisory services related to Section 404 of the Sarbanes-Oxley Act of 2002. No audit related services were provided to the Company for fiscal 2005.

      Tax Fees: No tax compliance, tax advice or tax planning services were provided to the Company for fiscal 2005 and fiscal 2004.

      All Other Fees: All other services consist of fees for products and services other than the services reported above. For fiscal 2004, services were provided for an agreed-upon procedures report required by one of the Company's debt agreements. No other services were provided for fiscal 2005.

                       Pre-Approval Policy and Procedures

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Permissible non-audit services include audit-related services, tax services and other services. The independent registered public accounting firm and management are required to report periodically to the Audit Committee services provided by the independent registered public accounting firm according to this pre-approval, and the fees for these services.

      The Board of Directors recommends stockholders vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006

                              STOCKHOLDER PROPOSALS

      As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the SEC. All proposals of stockholders to be presented for consideration at the Company's next Annual Meeting of Stockholders, expected to be held December 12, 2006, must be directed to the Secretary of the Company at the Company's principal executive office and, to be considered for possible inclusion in the Proxy Statement and form of proxy for such Annual Meeting of Stockholders according to the rules and regulations of the SEC, must be received by July 12, 2006.

      The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Meeting. If you intend to submit a proposal at the Company's next Annual Meeting of Stockholders, that is not eligible to be included in the Proxy Statement and form of proxy relating to that meeting, you must do so by September 25, 2006. If you fail to comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the Company's next Annual Meeting of Stockholders, without any discussion of the matter in the Proxy Statement.


                                 OTHER BUSINESS

      As of the date of this Proxy Statement, neither the Company nor the Board of Directors know of any matters, other than those indicated above, to be presented at the Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote the shares represented by such proxy.


                                  ANNUAL REPORT

THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JULY 31, 2005 WAS MAILED WITH THE PROXY STATEMENT AND IS AVAILABLE ON THE INTERNET IN THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEBSITE AT HTTP://WWW.FINANCIALFEDERAL.COM. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY CALLING THE COMPANY AT (212) 599-8000. ON RECEIVING A WRITTEN REQUEST, THE COMPANY WILL ALSO PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2005 FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934. WRITTEN REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS AT FINANCIAL FEDERAL CORPORATION, 733 THIRD AVENUE, NEW YORK, NY 10017.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Troy H. Geisser
                                        Secretary

DATE: November 9, 2005

FINANCIAL FEDERAL CORPORATION                                             PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

1.  Election of Directors

    Nominees:    Lawrence B. Fisher    Michael C. Palitz    Thomas F. Robards
                 Paul R. Sinsheimer    Leopold Swergold     H.E. Timanus, Jr.
                 Michael J. Zimmerman

                 [ ] FOR all nominees listed    [ ] WITHHOLD AUTHORITY to
                     above (except as marked        vote for all nominees
                     to the contrary)               listed above

    INSTRUCTIONS: To withhold authority for an individual nominee, strike a line through that nominee's name.

2. Ratifying the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for the fiscal year ending July 31, 2006.

                 [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

                          (Continued on reverse side)

                         FINANCIAL FEDERAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 13, 2005

The undersigned stockholder of Financial Federal Corporation (the "Corporation") hereby appoints Paul R. Sinsheimer and Troy H. Geisser, or either of them, with full power of substitution, as proxies for the undersigned to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 270 Park Avenue, New York, New York on December 13, 2005 at 10:00 a.m., and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in such proxyholder's discretion with respect to other matters which may properly come before the Meeting. Such proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated on the reverse side.

                                 Dated:                             , 2005
                                        ---------------------------

                                 -----------------------------------------
                                 (Signature)

                                 -----------------------------------------
                                 (Signature, if held jointly)
                                 The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.
Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.